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                                                                    Exhibit 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this form S-3 of our report dated March 20, 1997 included in Accent Software International Ltd. Form 10-K for the year ended December 31, 1996. It should be noted that we have not audited any financial statements of the company, subsequent to December 31, 1996 or performed any audit procedures subsequent to the date of our report.



                                       /s/ LUBOSHITZ, KASIERER & CO.
                                       LUBOSHITZ, KASIERER & CO.
                                       Member Firm of Andersen Worldwide SC





Tel aviv, Israel
November 3, 1997